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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareowners, which is incorporated by reference in Kellwood Company's Annual Report on Form 10-K for the year ended January 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
July 30, 2004